                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the three months ended
                                                                                           March 31,
                                                                             ----------------------------------
                                                                                 1997                  1996
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations before extraordinary items
      and cumulative effect of change in accounting principle                $     57,551         $     15,769
Income tax provision
    Federal and foreign                                                            29,197                6,898
    State                                                                           3,440                  802
                                                                             -------------        -------------
        Total income tax provision                                                 32,637                7,700

Interest charges                                                                   42,730               53,789
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $    132,918         $     77,258
                                                                             =============        =============

Fixed charges                                                                $     49,355         $     55,241
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   2.69                 1.40
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the three months ended
                                                                                          March 31,
                                                                             ----------------------------------
                                                                                 1997                 1996
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $     43,743         $     49,015
Add: portion of rental expense representative of interest factor <F1>               5,612                6,226
                                                                             -------------        -------------
  Total fixed charges                                                        $     49,355         $     55,241

Less: interest capitalized per Consolidated Statement of Income                     6,625                1,452
                                                                             -------------        -------------
  Total interest charges                                                     $     42,730         $     53,789
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.